Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of July 27, 2012, among Party City Holdings Inc., a Delaware corporation (the “Company”), the guarantors named in the signature pages hereto (the “Guarantors”) and Wilmington Trust, National Association, a national banking association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS PC Merger Sub, Inc. a Delaware corporation (“Merger Sub”) has heretofore executed and delivered to the Trustee an indenture, dated as of July 27, 2012 (as amended, supplemented or otherwise modified, the “Indenture”), providing initially for the issuance of $700,000,000 in aggregate principal amount of the Company’s 8.875% Senior Notes due 2020 (the “Securities”);

WHEREAS, Section 5.01 and 9.01 of the Indenture permit Merger Sub to merge with and into the Company, without the consent of the Holders;

WHEREAS, prior to the execution of this Supplement Indenture, Merger Sub merged with and into the Company, with the Company as the surviving entity, pursuant to the Agreement and Plan of Merger, dated as of June 4, 2012, by and among Merger Sub, the Company and PC Topco Holdings, Inc.;

WHEREAS Sections 4.11 and 10.06 of the Indenture provide that under certain circumstances the Issuer is required to cause the Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantors shall unconditionally guarantee all the Issuer’s Obligations under the Securities and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Guarantee shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Assumption of Obligations and Agreements under the Indenture and the Securities. The Company hereby expressly agrees to assume and perform all of the obligations and agreements of Merger Sub under the Indenture and the Securities in the same manner as if it were originally named as the Issuer under the Indenture and the Securities, such assumption to be effective upon the execution and delivery of this Supplemental Indenture. All references in the Indenture and the Securities to “Issuer” shall mean the Company from and after the date hereof. Upon the execution and delivery of this Supplemental Indenture, the Company hereby directs the Trustee to adjust its books and records to reflect the Company as the “Issuer” under the Indenture and the Securities.

3. Agreement to Guarantee. The Guarantors hereby agree, jointly and severally with all existing Guarantors (if any), to irrevocably and unconditionally guarantee the Issuer’s Obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in the Indenture, including, but not limited to, Article 10 of the Indenture, and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Guarantor under the Indenture.

4. Releases. (b) A Guarantee as to any Guarantor shall terminate and be of no further force or effect and such Guarantor shall be deemed to be released from all obligations as provided in Section 10.02(b) of the Indenture.

5. Notices. All notices or other communications to the Guarantors shall be given as provided in Section 11.02 of the Indenture.

6. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended and supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

7. No Recourse Against Others. No past, present or future director, officer, employee, manager, incorporator, agent or holder of any Equity Interests in Merger Sub or of the Company and the Guarantors or any direct or indirect parent corporation, as such, shall have any liability for any obligations of Merger Sub or the Company and the Guarantors under the Securities, the Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. The waiver may not be effective to waive liabilities under the federal securities laws.

8. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE NEW GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

9. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

10. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or email (in PDF format or otherwise) shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or email (in PDF format or otherwise) shall be deemed to be their original signatures for all purposes.

11. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

12. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

13. Successors. All agreements of the Company and the Guarantors in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

PARTY CITY HOLDINGS INC.

By:	/s/ Michael A. Correale
Name: Michael A. Correale Title: Chief Financial Officer, Assistant Secretary and Vice President

GUARANTORS

AMSCAN HOLDINGS INC.

AMSCAN INC.

SSY REALTY CORP.

M&D INDUSTRIES, INC.

ANAGRAM EDEN PRAIRIE PROPERTY HOLDINGS LLC

AM-SOURCE, LLC

PARTY CITY CORPORATION

PA ACQUISITION CORP.

ANAGRAM INTERNATIONAL, INC.

ANAGRAM INTERNATIONAL HOLDINGS, INC.

PARTY AMERICA FRANCHISING, INC.

GAGS & GAMES, INC.

FACTORY CARD OUTLET OF AMERICA LTD.

FACTORY CARD & PARTY OUTLET CORP.

By:	/s/ Michael A. Correale
Name: Michael A. Correale
Title: Vice President

JCS PACKAGING, INC.
TRISAR, INC.

By:	/s/ Michael A. Correale
Name: Michael A. Correale
Title: Assistant Treasurer

[Signature Page to Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jane Schweiger
Name: Jane Schweiger
Title: Vice President

[Signature Page to Supplemental Indenture]